SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)


Filed by the registrant [x]


Filed by a party other than the Registrant [ ]

Check the appropriate box:


[ ] Preliminary proxy statement


[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive proxy statement


[ ] Definitive additional materials


[ ]  Soliciting material pursuant to Section 240.14a-11(c) or Section 240.14a-12



                             ATC GROUP SERVICES INC.
                 ______________________________________________
                (Name of Registrant as Specified in Its Charter)


                  (Name of Person(s) Filing Proxy Statement)
                  __________________________________________

Payment of filing fee (Check the appropriate box):

[X]   No fee required.




[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


         (1)     Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


(1)      Amount Previously Paid:


(2)      Form, Schedule or Registration Statement No.


(3)      Filing Party:


(4)      Date Filed:

                             ATC GROUP SERVICES INC.
                              104 East 25th Street
                                   10th Floor
                            New York, New York 10010
                                 (212) 353-8280


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON OCTOBER 8, 1997 AT 10:00 A.M.

To the Stockholders of
ATC Group Services Inc.

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of ATC Group Services Inc., a Delaware corporation (the "Company"), will be held at The Williams Club located at 24 East 39th Street, New York, New York 10016 at the hour of 10:00 A.M. local time on October 8, 1997 for the following purposes:

(1)     To elect five Directors of the Company for the coming year; and

(2)     To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on September 4, 1997 are entitled to notice of and to vote at the Meeting or any adjournment thereof.


Dated:September 4,1997                   By Order of the Board of Directors

                                         Morry F. Rubin, President


         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN
         TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                            ATC GROUP SERVICES INC
                             ATC GROUP SERVICES INC
                              104 East 25th Street
                            New York, New York 10010
                                 (212) 353-8280

                                 PROXY STATEMENT

     This Proxy Statement and the accompanying proxy are furnished by the Board of Directors of ATC Group Services, Inc. ("ATC" or the "Company" in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") referred to in the foregoing notice. It is contemplated that this Proxy Statement, together with the accompanying form of proxy and the Company's Annual Report for the fiscal year ended February 28, 1997 will be mailed together to stockholders on or about September 5, 1997. (The Company's quarterly report to stockholders for its first quarter is also being provided to stockholders. It is not intended that this report be considered part of the proxy solicitation materials).

     The record date for the determination of shareholders entitled to notice of and to vote at the Meeting is September 4, 1997. On that date there were issued and outstanding, approximately 7,805,000 shares of Common Stock, par value $.01 per share. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, a stockholder shall be entitled to one vote, in person or by proxy, for each share held in his name on the record date. Directors will be elected by a plurality of the votes cast at the Meeting. All other proposals will be decided by a majority of the votes cast at the Meeting.

     All proxies received pursuant to this solicitation will be voted (unless revoked) at the Annual Meeting of October 8, 1997 or any adjournment thereof in the manner directed by a stockholder and, if no direction is made, will be voted for the election of each of the management nominees for director in Proposal No. 1. If any other matters are properly presented at the meeting for action, which is not presently anticipated, the proxy holders will vote the proxies (which confer authority to such holders to vote on such matters) in accordance with their best judgment. A proxy given by a stockholder may nevertheless be revoked at any time before it is voted by communicating such revocation in writing to the transfer agent, American Stock Transfer & Trust Company, at 40 Wall Street, New York, New York 10005 or by executing and delivering a later-dated proxy. Furthermore, any person who has executed a proxy but is present at the Meeting may vote in person instead of by proxy; thereby canceling any proxy previously given, whether or not written revocation of such proxy has been given.

     As of the date of this Proxy Statement, the Board of Directors knows of no matters other than the foregoing that will be presented at the Meeting. If any other business should properly come before the Meeting, the accompanying form of proxy will be voted in accordance with the judgment of the persons named therein, and discretionary authority to do so is included in the proxies. All expenses in connection with the solicitation of this proxy will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company who will receive no extra compensation for their services, may solicit proxies by telephone, telegraph or personal calls. Management does not intend to use specially engaged employees or paid solicitors for such solicitation. Management intends to solicit proxies which are held of record by brokers, dealers, banks, or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold the shares. All solicitation expenses will be borne by the Company.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of August 18, 1997 with respect to the share ownership by ATC's directors individually, officers and directors as a group, and for record and/or beneficial owners of more than 5% of the outstanding amount of such stock. For purposes of calculating the amount of beneficial ownership and the respective percentages, the number of shares of ATC Common Stock which may be acquired by a person upon the exercise of outstanding options, if any, notwithstanding the options vesting schedule, are considered outstanding but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person.


                                                  Number of     Approximate
Name and Address (1)          Position            Shares Owned  Percent of Class
                                                                 (2)

George Rubin (3)             Chairman of the Board
                             and Secretary,
                             Director                1,512,542      18.2

Morry F. Rubin (4)           President, Chief
                             Executive Officer,
                             Treasure, Direc           800,489      10.1

Richard L. Pruitt (5)        Vice President,
                             Principal Accounting
                             Officer, Direct            49,050        *

Julia S. Heckman (6)         Director                   15,000        *

Richard S. Greenberg,Esq (7) Director                   15,000        *

All Officers and
Directors of ATC as a
Group(11 persons)(8)          Various                 2,598,114      29.9

                              Investment advisor
                              registered under
Corbyn Investment             Section 8 of the
Management Inc.,              Investment Company
et al (9)                     Act of 1940              1,034,199       13.3

                              Investment advisor
                              registered under
                              Section 8 of the
The Parnassus Fund            Investment Company
(10)                          Act of 1940                595,000        7.6



*  Represents less than 1%.
____________

(1) Each person has sole voting power and investment power with respect to the number of shares indicated as owned.

(2) Based upon 7,805,407 shares of American Stock outstanding as of August 18, 1997.

(3)  Shares owned include  Warrants to purchase  490,500 shares of Common Stock.
     Address: 104 East 25th Street, 10th Floor, New York, NY 10010.

(4)  Shares owned include  options to purchase  161,750  shares of Common Stock.
     Address: 104 East 25th Street, 10th Floor, New York, NY 10010

(5)  Shares owned  include  options to purchase  10,800  shares of Common Stock.
     Address: 1515 East Tenth Street, Sioux Falls, SD 57103.

(6)  Shares owned  include  options to purchase  15,000  shares of Common Stock.
     Address: Rodman & Renshaw, Inc, Two World Financial Center, Tower B, 30th Floor, New York, NY 10281.

(7)  Shares owned  include  options to purchase  15,000  shares of Common Stock.
     Address: Coopers & Lybrand, 370 17th Street, Suite 3300, Denver, CO 80202.

(8) Shares owned include options and/or warrants to purchase 861,688 shares of Common Stock.

(9) As reported in Schedule 13G to the Securities and Exchange Commission dated January 6, 1997. Includes shares owned or beneficially owned by Corbyn Investment Management, Inc. and Greenspring Fund, Inc. Address: 2330 West Jappa Road, Suite 108, Lutherville, MD 21093.

(10) As reported in Schedule 13G to the Securities and Exchange Commission dated February 10, 1997. Address: One Market, Stewart Tower, Suite 1600, San Francisco, CA 94105.

     The Company does not know of any arrangement or pledge of its securities by persons now considered in control of the Company that might result in a change of control of the Company.

                                    PROPOSAL
                              ELECTION OF DIRECTORS

               Management recommends that you vote in favor of the
           nominees named to the Board of Directors. Directors will be elected by a plurality of the votes cast at the Meeting.

Five directors are to be elected at the meeting for terms of one year each and until their successors shall be elected and qualified. It is intended that votes will be cast pursuant to such proxy for the election of the five persons whose names are first set forth below unless authority to vote for one or more of the nominees is withheld by the enclosed proxy, in which case it is intended that votes will be cast for those nominees, if any, with respect to whom authority has not been withheld. All of the nominees are now members of the Board of Directors. In the event that any of the nominees should become unable or unwilling to serve as a director, a contingency which the Management has no reason to expect, it is intended that the proxy be voted, unless authority is withheld, for the election of such person, if any, as shall be designated by the Board of Directors. The following table sets forth information concerning each director of the Company, each of which has been nominated to continue as a director of the Company.

                                                  Term                 First
                                                   of                  Became           Principal
Name                           Age                Office               Director         Occupation


George Rubin                    69                  (1)              1988               Chairman of the
                                                                                        Board of ATC


Morry F. Rubin                  37                  (1)              1988               President and
                                                                                        CEO of ATC


Richard L. Pruitt               57                  (1)              1988               Vice President
                                                                                        and Principal
                                                                                        Accounting
                                                                                        Officer of ATC


Richard S. Greenberg,           48                  (1)              1995               Director of
Esq.                                                                                    Environmental
                                                                                        Management
                                                                                        Consulting
                                                                                        Services Group
                                                                                        at Coopers &
                                                                                        Lybrand

Julia S. Heckman                48                  (1)              1995               Managing  Director of
                                                                                        Rodman & Renshaw,
                                                                                        Inc.'s Investment
                                                                                        Banking Group


(1) Directors are elected at the annual meeting of shareholders and hold office until the following annual meeting.

     George Rubin has been Chairman of the Board of ATC since 1988. From 1961 to 1987, Mr. Rubin served as President, Treasurer and director of Staff Builders, Inc. Staff Builders, Inc., was a publicly held corporation engaged in the business of providing temporary personnel primarily in the health care field operating through approximately 100 offices and with revenues over $100 million. Since December 1986, Mr. Rubin has been a principal stockholder, executive officer and a director of National Diversified Services, Inc., a publicly held corporation which completed a public offering in December 1986 and currently has no business operations. George Rubin is the father of Morry F. Rubin.

     Morry F. Rubin has been President, Chief Executive Officer, Treasurer and a director of ATC since 1988. Mr. Rubin was also President, Chief Executive Officer and Treasurer of Aurora Environmental Inc. from May 1985 to June 1995, and was a director of Aurora from September 1983 to June 1995. Since 1986, Mr. Rubin has been a principal stockholder and from 1986 to July 1995, Mr. Rubin was President and a director of National Diversified Services, Inc., a publicly held corporation, which completed a public offering in December 1986 and currently has no business operations. From 1981 to 1987, Mr. Rubin was employed in sales and as director of acquisitions for Staff Builders, Inc., a publicly held company engaged in providing temporary personnel primarily in the health care field. Morry F. Rubin is the son of George Rubin.

     Richard L. Pruitt is a Vice President, the Principal Accounting Officer and a director of ATC. Mr. Pruitt has served as Vice President of ATC since September 1990, as Principal Accounting Officer of ATC since April 1988 and as a director of ATC since January 1988. Mr. Pruitt served as Principal Financial Officer of ATC from September 1989 to April 1992 and from May 1993 to July 1995. Mr. Pruitt served as the Principal Financial Officer and a director of Aurora Environmental Inc. from May 1985 to June 1995 and served as Financial Manager of Aurora from February 1982.

     Richard S. Greenberg, Esq. has been a director of ATC since July 1995. Mr. Greenberg has been a director of the Environmental Management Consulting Services Group at Coopers & Lybrand since October 1989. Mr. Greenberg has over 20 years of experience in the areas of environmental management consulting, environmental litigation support and legislative policy analysis.

     Julia S. Heckman has been a director of ATC since August 1995. Mrs. Heckman has been a Managing Director with Rodman & Renshaw, Inc.'s Investment Banking Group since April 1995 and had been a Managing Director with Mabon Securities Corp.'s Investment Banking Group since 1991. Prior to joining Mabon Securities Corp., Mrs. Heckman was a Managing Director with Paine Webber Group Inc.'s Corporate Finance Group. Mrs. Heckman serves as a member of the Company's Board of Directors pursuant to the Underwriting Agreement dated October 10, 1995 between Rodman & Renshaw, Inc. and the Company. Mrs. Heckman is also a member of the Board of Directors of Manhattan Bagel Company, Inc.

     The Board of Directors took action by unanimous written consent in lieu of a meeting on three occasions during fiscal 1997.

     In August 1995, the Company established an Executive Compensation Committee and an Audit Committee with Morry F. Rubin, Julia S. Heckman and Richard S. Greenberg, Esq. as members.

     The Audit Committee will have the power to (i) select the independent certified public accountant, (ii) satisfy itself on behalf of the Board that the external and internal auditing procedures assure reliable and informative accounting and financial reporting, (iii) have meetings with management, or with the auditors, or with both management and auditors, to review the scope of the auditor's examination, audit reports and the Corporation's internal auditing procedures and reviews, (iv) monitor policies established to prohibit unethical, questionable or illegal activities by those associated with the Corporation; and
(v) review the compensation paid to the auditors through annual audit and non-audit fees and the effect on the independence of the auditors in relation thereto, and it may exercise the powers and authority of the Board of Directors to implement changes in connection with the foregoing or, at its option, may make recommendations to the entire Board of Directors for its approval. Further, the Audit Committee will be responsible for approving any transactions between the Corporation and its officers, directors or affiliates.

     The Compensation Committee will have the power to review compensation of the Corporation's executive officers, including salaries, the granting of stock options and other forms of compensation for executive officers whose salaries are within the purview of the Board of Directors. In some cases, the Compensation Committee may make recommendations to the entire Board of Directors for its approval or, itself exercise the powers and authority of the Board of Directors to designate compensation.

         During the fiscal year ended February 28, 1997, the Audit Committee and Compensation Committee had zero and eight meetings, respectively.

     The following table sets forth information concerning each executive officer and a key employee of the Company. The officers of the Company serve at the pleasure of the Board of Directors and until their successors are chosen and qualify.


Name                           Age         Position with Company

Officers and Directors


George Rubin                   69          Chairman of the Board and Secretary


Morry F. Rubin                 37          President, Chief Executive
                                           Officer, Treasurer

Nicholas J. Malino             47          Senior Vice-President, Financial
                                           and General Operations

Christopher P. Vincze          35          Senior Vice-President, Financial
                                           and General Operations

Donald W. Beck                 38          Senior Vice President

John J. (Jeff) Goodwin         48          President of ATC InSys Technology Inc

Wayne A. Crosby                44          Chief Financial Officer


Richard L. Pruitt              57          Vice President, Principal,
                                           Accounting Officer
Key Employee

John J. Smith, Esq.            47          General Counsel

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Richard s. Greenberg, Julia Heckman, Christopher P. Vincze, Richard L. Pruitt, Wayne A. Crosby, John J. Smith and Donald W. Beck each filed a Form 5 for the year ended February 28, 1997 to reflect a transaction that should have been reported on Form 4 for the months of February 1997. Further, Christopher P. Vincze filed the Form 5 and reported a transaction that occurred in January 1997 that should have been reported on a Form 4 for the month of January 1997.

Executive Compensation

     Summary Compensation Table - The following table provides information with respect to the compensation of ATC's Chief Executive Officer (CEO) and its executive officers, other than the CEO, who where serving as executive officers at the end of fiscal 1997 whose total annual salary and bonus, if any, exceeded $100,000.

                           SUMMARY COMPENSATION TABLE



                                                                                          Long Term Compensation

                               Annual Compensation                                           Awards             Payouts
- ---------------------------------------------------------------------------------- --------------------------- ----------  ---------

        (a)                   (b)               (c)             (d)         (e)           (f)           (g)         (h)        (i)
                                                                                                       Secur-                   All
                                                                            Other                       ities                  Other
                               Year                                        Annual      Restricted      Under-                   Com-
         Name and             Ended                                        Compen         Stock         lying       LTIP        pen-
         Principal           February          Salary           Bonus      sation       Award(s)       Options     Payouts    sation
         Position            28 (29)             ($)             ($)         ($)           ($)           (#)         ($)        ($)


Morry F. Rubin,                1997            268,750         259,943       -0-           -0-           -0-         -0-        -0-
President and                  1996            225,000         141,774       -0-           -0-           -0- (2)     -0-        -0-
Chief Executive Officer        1995            225,000         132,500       -0-           -0-           -0-         -0-        -0-

George Rubin,                  1997            268,750         259,943       -0-           -0-           -0-         -0-        -0-
Chairman of the Board          1996            225,000         141,774       -0-           -0-           -0- (3)     -0-        -0-
and Secretary                  1995            225,000         132,500       -0-           -0-           -0-         -0-        -0-

Christopher P. Vincze,         1997            170,000         100,000    6,000 (1)        -0-         37,500        -0-        -0-
Senior                         1996            142,308           -0-      6,000 (1)        -0-         30,000        -0-        -0-
Vice President                 1995            105,385         86,500     5,550 (1)        -0-         17,500        -0-        -0-


Nicholas J. Malino,            1997            170,000         100,000       -0-           -0-         57,500        -0-        -0-
Senior                         1996            142,308           -0-         -0-           -0-         30,000        -0-        -0-
Vice President                 1995            105,385         86,500        -0-           -0-         37,500        -0-        -0-

John J. Goodwin                1997            140,000         51,335        -0-           -0-           -0-         -0-        -0-
President and Director         1996            140,000           -0-         -0-           -0-           -0-         -0-        -0-
ATC InSys Technology           1995             70,000(4)        N/A         -0-           -0-           -0-         -0-        -0-
Inc.


____________

(1)  Represents compensation relating to a car allowance.

(2) Does not include options to purchase 81,750 shares of ATC Common Stock issued in replacement of previously held options of Aurora Environmental Inc. ("Aurora"), ATC's former parent company which was merged into ATC in June, 1995, with ATC the surviving corporation.

(3) Does not include 490,500 warrants to purchase ATC Common Stock issued in replacement of previously held warrants of Aurora.

(4)  John J. Goodwin commenced employment September 1, 1994.

     Options Grants Table - The following table provides information with respect to individual grants of stock options by ATC during fiscal 1997 to each of the executive officers named in the preceding summary compensation table.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                           Potential
                                                                                                       Realized Value at
                                                                                                         Assumed Annual
                                                                                                      Rates of Stock Price
                                                                                                          Appreciation
                                                                                                        for Option Term
                                      Individual Grants                                                       (2)
- ---------------------------------------------------------------------------------------------- ----------------------------------

           (a)                    (b)               (c)               (d)               (e)                (f)                (g)

                                                   % of
                               Number of           Total
                              Securities          Options
                              Underlying        Granted to
                                Options          Employees         Exercise
                                Granted          in Fiscal           Price          Expiration
           Name                   (#)            Year (1)           ($/Sh)             Date               5% ($)            10% ($)
- -------------------------- ----------------- -----------------  --------------- ------------------- ------------------    ---------


Morry  F. Rubin                   -0-               -0-               N/A               N/A                -0-                -0-


George Rubin                      -0-               -0-               N/A               N/A                -0-                -0-

                               7,500 (3)           2.1%              7.50         02-06-2007 (4)          35,375             89,648
                              20,000 (3)           5.7%              7.50         02-06-2007 (4)          94,334            239,061
Christopher P. Vincze         10,000 (3)           2.8%              7.50         02-06-2007 (4)          47,167            119,531
                                                                                                                        ------------
                              27,500 (3)           7.8%              7.50         02-06-2007 (4)         129,710            328,709
                              20,000 (3)           5.7%              7.50         02-06-2007 (4)          94,334            239,061
Nicholas  J. Malino           10,000 (3)           2.8%              7.50         02-06-2007 (4)          47,167            119,531
                                                                                                                        ------------


John J. Goodwin                   -0-               -0-               N/A               N/A                -0-                -0-
- -------------------------- ----------------- -----------------  --------------- ------------------- ------------------  ------------

N/A  - not  applicable
______________

     (1)  The "% of Total  Options  Granted to Employees in Fiscal Year" (Column
          (c)) is based upon options granted to ATC employees only and excludes options granted to non-employees.

     (2) The potential realizable value of each grant of options assumes that the market price of ATC's Common Stock appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10%, respectively, after subtracting out the applicable exercise price.

     (3) The options granted in fiscal 1997 represent replacement options of previous grants.

     (4) The options granted to Messrs. Vincze and Malino are in replacement of prior grants which terminated. At the date of grant, the number of options which were exercisable under the original grant became exercisable under the replacement grant with the remaining options vesting at varying dates over two to three years and expire within ten years.

     Aggregated Option Exercises and Fiscal Year-End Option Table - The following table provides information with respect to each exercise of stock options during fiscal 1997 by each of the executive officers named in the preceding summary compensation table and the fiscal year-end value of unexercised options.

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR - END
                                  OPTION VALUES


           (a)                     (b)                  (c)                     (d)                         (e)
                                                                             Number of
                                                                            Securities                   Value of
                                                                            Underlying                  Unexercised
                                                                            Unexercised                In-the-Money
                                                                            Options at                    Options
                                  Shares                                    FY-End (#)                 at FY-End ($)
                               Acquired on             Value
                                 Exercise           Realized (1)           Exercisable/                Exercisable/
           Name                    (#)                  ($)              Unexercisable (1)           Unexercisable (1)
- -------------------------- -------------------- -------------------- -------------------------  ---------------------------


Morry F. Rubin                     -0-                  -0-                 161,750  /     -0-         701,128 /      -0-


George Rubin                       -0-                  -0-                 490,500  /     -0-       3,184,625 /      -0-


Christopher P. Vincze              -0-                 28,750                40,000  /   25,000        123,563 /   21,750


Nicholas J. Malino                 -0-                  -0-                  36,100  /   33,400         32,775 /   28,350


John J. Goodwin                    -0-                  -0-                     -0-  /     -0-             -0- /      -0-
- -------------------------- -------------------- -------------------- -------------------------  ---------------------------

____________

     (1) The aggregate dollar values in column (c) and (e) are calculated by determining the difference between the fair market value of the Common Stock underlying the options (or warrants) and the exercise price of the options (or warrants) at exercise or fiscal year end, respectively. ATC's last sale price at the close of business on February 28, 1997 was $8.25. Stock options and warrants of Aurora converted into ATC options and warrants pursuant to the terms of the Merger Agreement are included above.

     Ten-Year Option Repricing - The following table provides information with respect to adjustments or amendments to previously awarded stock options to the executive officers named in the preceding summary compensation table.



                                                 TEN-YEAR OPTION REPRICINGS


              (a)                     (b)             (c)               (d)                (e)               (f)             (g)
                                                    Number            Market            Exercise                          Length of
                                                      of             Price of             Price                           Original
                                                  Securities         Stock at              at                              Option
                                                  Underlying           Time                time                             Term
                                                    Options             of                 of                             Remaining
                                                   Repriced          Repricing          Repricing            New         at Date of
                                                      or                or                 or             Exercise        Repricing
                                                    Amended          Amendment          Amendment           Price            or
              Name                    Date            (#)               ($)                ($)               ($)          Amendment
                                                                                                                             (1)
- --------------------------------  ------------ ---------------- -----------------  -----------------  ---------------  ------------


Morry F. Rubin
President and
Chief Executive Officer               N/A             N/A               N/A                N/A               N/A               N/A

George Rubin,
Chairman of the Board and
Secretary                             N/A             N/A               N/A                N/A               N/A               N/A

Christopher P. Vincze                2/7/97        7,500 (2)           7.50                9.50             7.50              30.7
Senior                               2/7/97       20,000 (2)           7.50               13.43             7.50              40.4
Vice President                       2/7/97       10,000 (2)           7.50               11.50             7.50              45.4

Nicholas J. Malino,                  2/7/97       27,500 (2)           7.50                9.50             7.50              30.7
Senior                               2/7/97       20,000 (2)           7.50               13.43             7.50              40.4
Vice President                       2/7/97       10,000 (2)           7.50               11.50             7.50              45.4

John J. Goodwin
President and Director
ATC InSys Technology Inc.             N/A             N/A               N/A                N/A               N/A               N/A
- --------------------------------  ------------ ----------------- -----------------  -----------------  ---------------  ------------

__________________

     (1) The length of original option term remaining represents the number of months determined as of February 28, 1997.

     (2) The Company's Board of Directors determined the replacement grants appropriate in order to compensate the individual for their performance. The replacement option price represents the fair market price based on the average of the high and low sales prices on the date of the grant.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of ATC is composed of three members, namely, Morry F. Rubin, Chief Executive Officer ("CEO"), and outside directors, Julia S. Heckman and Richard S. Greenberg. The Compensation Committee is responsible for reviewing and determining the annual salary, bonuses, stock option grants and other compensation of the executive officers of ATC.

     This report describes the policies and rationales of the Compensation Committee in establishing the principal components of executive compensation in fiscal 1997. The Compensation Committee's review and determination of executive compensation includes consideration of the following factors: (a) compensation surveys of similar size companies, (b) past and future performance contributions of each executive officer and (c) the performance of ATC, both separately and relative to similar size companies.

     Under the direction of the Compensation Committee, ATC has developed a compensation strategy designed to compensate its executives on a performance basis. The strategy is intended to (a) reward executives for long-term strategic management and the enhancement of Stockholder value, (b) facilitate ATC's short and long-term planning process and (c) attract and retain key executives critical to the long-term success of ATC.

     Compensation for the CEO and other named executives consists of a fixed base salary and variable components, including both short-term and long-term incentive compensation in the form of bonuses and stock option grants. In evaluating the performance and setting the incentive compensation of executive management, the Compensation Committee considered the factors described above and that ATC completed various acquisitions and experienced growth in revenues and earnings during the past three fiscal years.

     Based on the foregoing, the Compensation Committee believes that ATC's executive management is dedicated to its corporate objectives of achieving significant improvements in long-term financial and operating performance. The executive compensation program outlined below is designed to implement this strategy by rewarding management for achieving these objectives.

     Base Salary. ATC's base salary is designed to recognize the sustained and cumulative effect on long-term results that its executives have demonstrated. The base salary is a remuneration for services provided and is generally fixed at levels which are competitive with amounts paid to executives at comparable companies.

     Short-Term Incentives. Short-term incentives in the form of bonuses are paid to recognize performance that is related to the achievement of key financial and operating objectives that have been established for a fiscal year. Since short-term incentives should generally reflect one year contributions, the size of the payments may vary considerably from year to year, depending on the performance of ATC, the executive, his individual activities and terms of any employment.

     Long-Term Incentives. The Compensation Committee recognizes that long-term incentive compensation is a substantial component of the total pay package linking executive pay and corporate performance, At ATC, long-term incentive compensation in the form of equity based compensation is intended to link the interests of its executives with the interests of ATC's Stockholders by rewarding executives with stock options for both past and anticipated achievements of the Executive.

     Chief Executive Officer's Fiscal 1997 Compensation. As more specifically set forth in the Summary Compensation Table, during fiscal 1997, Mr. Morry F. Rubin earned an annual salary of $268,750 and an annual bonus equal to 2-1/2 % of ATC's consolidated pre-tax profits. At June 1997, Mr. Rubin's salary is $300,000 per annum.

     In determining Mr. Rubin's 1997 compensation, the Compensation Committee considered the factors applied to the compensation of all executive officers as discussed above. The Compensation Committee decided that, based on these criteria, ATC's performance based on the creation of Stockholder value, cash flow, and net income and that his annual compensation is generally less than that paid to CEO's of similar companies.

       The foregoing report has been approved by all members of the Compensation Committee.
                                                           Morry F. Rubin
                                                           Julia S. Heckman
                                                           Richard S. Greenberg

 Comparative Performance by ATC

     ATC is presenting a chart comparing the cumulative total stockholder return on its Common Stock with the cumulative Stockholder return of (1) a broad equity market index, and (2) a published industry index or peer group for the past five years. Such chart compares the performance of the ATC's Common Stock with (1) the NASDAQ Stock Market Index and (2) a group of public companies each of whom are listed in the peer group sanitary and other services and assumes an investment of $100 in ATC's Common Stock and on March 1, 1992 an investment of $100 in each of the stock comprising the NASDAQ Stock Market Index and the stocks of the peer group sanitary and other services.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                              PERFORMANCE GRAPH FOR
                             ATC GROUP SERVICES INC.

Prepared by the Center for Research in Security Prices
Produced on 06/04/97 including data to 02/28/97

   Date      Company     Market    Market      Peer   Peer
             Index       Index     Count      Index   Count
 02/28/92,   100.000,   100.000,    3956,   100.000,     34
 03/31/92,    91.071,    95.280,    3968,    83.041,     36
 04/30/92,    80.357,    91.195,    3967,    72.965,     35
 05/29/92,    76.786,    92.379,    3955,    73.113,     35
 06/30/92,    71.429,    88.768,    3935,    68.455,     35
 07/31/92,    92.857,    91.912,    3899,    67.447,     34
 08/31/92,    75.000,    89.103,    3880,    63.925,     34
 09/30/92,    76.786,    92.415,    3878,    63.433,     34
 10/30/92,    64.286,    96.055,    3890,    61.283,     34
 11/30/92,   125.000,   103.699,    3906,    64.795,     34
 12/31/92,   132.143,   107.516,    3930,    62.644,     36
 01/29/93,   117.857,   110.577,    3918,    65.465,     35
 02/26/93,   114.286,   106.452,    3949,    64.355,     35
 03/31/93,   105.357,   109.532,    3973,    63.571,     35
 04/30/93,    87.500,   104.858,    4007,    58.415,     35
 05/28/93,   126.786,   111.122,    4035,    58.091,     34
 06/30/93,   162.500,   111.636,    4071,    55.098,     34
 07/30/93,   178.572,   111.767,    4103,    55.871,     32
 08/31/93,   145.536,   117.545,    4138,    53.027,     31
 09/30/93,   171.429,   121.045,    4173,    53.430,     31
 10/29/93,   192.857,   123.766,    4221,    53.579,     32
 11/30/93,   217.857,   120.075,    4304,    53.355,     32
 12/31/93,   203.572,   123.422,    4376,    52.352,     32
 01/31/94,   192.857,   127.168,    4400,    54.973,     33
 02/28/94,   196.429,   125.982,    4439,    53.893,     33
 03/31/94,   242.857,   118.234,    4491,    49.629,     33
 04/29/94,   285.714,   116.701,    4520,    46.261,     33
 05/31/94,   332.143,   116.985,    4562,    43.911,     33
 06/30/94,   303.572,   112.708,    4576,    42.199,     30
 07/29/94,   300.000,   115.019,    4594,    40.696,     30
 08/31/94,   271.429,   122.352,    4612,    41.005,     30
 09/30/94,   285.714,   122.039,    4615,    43.044,     31
 10/31/94,   389.286,   124.437,    4637,    44.147,     31
 11/30/94,   492.858,   120.310,    4653,    42.222,     32
 12/30/94,   464.286,   120.647,    4658,    43.038,     32
 01/31/95,   416.072,   121.323,    4648,    43.292,     32
 02/28/95,   378.572,   127.739,    4650,    42.526,     31
 03/31/95,   403.572,   131.525,    4644,    42.349,     32
 04/28/95,   496.429,   135.666,    4655,    43.838,     32
 05/31/95,   428.572,   139.164,    4654,    52.546,     32
 06/30/95,   428.572,   150.442,    4671,    55.994,     32
 07/31/95,   460.715,   161.500,    4690,    66.420,     32
 08/31/95,   428.572,   164.773,    4713,    66.467,     32
 09/29/95,   428.572,   168.562,    4709,    69.357,     33
 10/31/95,   392.857,   167.596,    4746,    66.808,     32
 11/30/95,   357.143,   171.531,    4778,    73.412,     33
 12/29/95,   335.715,   170.618,    4818,    82.598,     33
 01/31/96,   364.286,   171.452,    4808,    79.912,     33
 02/29/96,   350.000,   177.987,    4838,    78.788,     33
 03/29/96,   357.143,   178.578,    4877,    82.207,     34
 04/30/96,   360.715,   193.395,    4922,    86.209,     34
 05/31/96,   435.715,   202.277,    4980,   115.643,     32
 06/28/96,   375.000,   193.156,    5033,   125.759,     32
 07/31/96,   407.143,   175.952,    5065,   102.635,     32
 08/30/96,   367.857,   185.809,    5089,   112.108,     33
 09/30/96,   367.857,   200.021,    5095,   124.898,     33
 10/31/96,   310.715,   197.811,    5137,   129.359,     33
 11/29/96,   300.000,   210.044,    5177,   135.417,     31
 12/31/96,   264.286,   209.825,    5174,   130.770,     30
 01/31/97,   225.000,   224.697,    5159,   163.711,     29
 02/28/97,   235.714,   212.304,    5169,   144.099,     29

Compensation Committee Interlocks and Insider Participation

     The Board of Directors of ATC is composed of five members, namely, George Rubin, Chairman of the Board, Morry F. Rubin, ATC's Chief Executive Officer ("CEO"), Richard L. Pruitt, Vice President, Principal Accounting Officer, Julia
S. Heckman, Managing Director with Rodman and Renshaw, Inc.'s. Investment Banking Group and Richard S. Greenberg Esq., a director of the Environmental Management Group at Coopers & Lybrand. The Board of Directors has an Audit Committee and a Compensation Committee consisting of three directors including Morry F. Rubin and outside directors Richard S. Greenberg and Julia S. Heckman. The Audit Committee is responsible, among other things, for approving any transactions between the Company and any of its directors, officers or affiliates. Since August 1995, the Compensation Committee is responsible for setting compensation of the executive officers of the Company and for granting any further options to purchase Common Stock. Prior to August 1995, the Board had sole responsibility for reviewing and determining the annual salary, bonuses, stock option grants and other compensation of the executive officers of ATC.

     George Rubin and Morry F. Rubin are officers and/or directors of certain ATC's subsidiaries. Morry F. Rubin and George Rubin each receive all of their respective cash compensation through ATC.

     George Rubin is one of two directors of National Diversified Services, Inc. ("National"). During National's fiscal year ended December 31, 1996, no cash compensation was paid to any officer of ATC. During the past fiscal year ATC and their subsidiaries had no business relationship with National.

Employment Contracts and other Compensating Arrangements

     As of June 1997, George Rubin, Morry Rubin, Nicholas Malino and Christopher
P. Vincze receive annual salaries of approximately $300,000, $300,000, $170,000 and $170,000, respectively. Salaries of all executive officers of ATC (9 persons), currently aggregate approximately $1,400,000. ATC has no employment contracts with its executive officers. All salaries and bonuses are at the discretion of the Board of Directors, however, ATC pays annual bonuses of 2 1/2% of pretax profits to each of George Rubin and Morry F. Rubin based upon the prior years operating results and to Christopher Vincze and Nicholas Malino based upon operating income exclusive of ATC's subsidiary, ATC InSys Technology, Inc. ATC Group Services Inc. pays John J. Goodwin a bonus based upon a percentage of pretax operating profits of ATC InSys Technology, Inc. The bonuses to be paid to such officers are not pursuant to any written agreements.

     During fiscal 1990, ATC approved an employee savings plan which allows voluntary contributions by eligible employees into designated investment funds. ATC may, at the discretion of its Board of directors, make additional contributions on behalf of the Plan's participants. No contributions were made by the Company in fiscal years 1995, 1996, and 1997.

     ATC has no other annuity, pension or retirement benefits for its employees. ATC provides life, dental and health insurance, which is available to all full-time employees. ATC has not afforded any of its executive officers any personal benefits, the value of which exceeds 10% of his salary, which are not directly related to job performance or provided generally to all salaried employees.

Directors Compensation

     During both fiscal 1996 and fiscal 1997, ATC granted options to purchase 7,500 shares to each of Julia S. Heckman and Richard S. Greenberg, Esq., ATC's two outside directors. In fiscal 1997, ATC's Board approved the grant of replacement options to both outside directors to extend the term of the options and lower the exercise price. No other compensation was paid to ATC's directors during fiscal 1997 for serving in the capacity of director and there are no current arrangements for future compensation of directors. Depending upon the number of meetings and the time required for ATC's operations, ATC may decide to compensate its directors in the future.

ATC Stock Option Plans

     On January 12, 1988, the board of directors of ATC adopted a Stock Option Plan (the "1988 Plan") which was ratified by Stockholders on January 12, 1988. The Plan covers 200,000 shares of Common Stock and was utilized to strengthen ATC's ability to attract and retain in its employ experienced persons and to attract other persons to become associated with, and/or to maintain their association with, ATC and its subsidiaries in various capacities (e.g. consultants, salespersons) other than that of an employee, by affording such employees and other persons an opportunity to hold a proprietary interest in ATC. The Plan authorizes the issuance of the options covered thereby as either "Incentive Stock Options" within the meaning of the Internal Revenue Code of 1986, as amended, or as "Non-Statutory Options". While any person is eligible to receive Non- Statutory options, only employees are eligible to receive an Incentive Option under the provisions of applicable law. The Plan also provided that no options may be granted after January 11, 1998.

     The Plan is administered by ATC's Board of Directors, which has the authority to determine the persons to whom options shall be an Incentive Option or a Non-Statutory Option, the number of shares to be covered by each option, the time or times at which options will be granted or may be exercised and the other terms and provisions of the options except that the Plan prohibits the exercise of an Incentive Stock Option unless the Optionee has been continuously employed by ATC from the date of grant to the date of exercise. Accordingly, Incentive Stock Options terminate upon termination of the Optionee's employment with ATC for any reason whatsoever. The Plan also provides that: (i) the exercise price of options granted thereunder shall not be less than 100% (or in the case of an Incentive Option, 110% if the optionee owns 10% or more of the outstanding voting securities of ATC) of the fair market value of such shares on the date of grant, as determined by the Board, and (ii) no option by its terms may be exercised more than ten years (five years in the case of an Incentive Option, where the optionee owns 10% or more of the outstanding voting securities of ATC) after the date of grant. Any options which are canceled or not exercised within the option period become available for future grants.

     On July 16, 1993, ATC adopted the 1993 Incentive and Non-Qualified Stock Option Plan covering 200,000 shares (the "1993 Plan"). In 1995 the 1993 Plan was amended to increase the number of shares covered to 500,000 shares. In 1996 the 1993 Plan was amended to increase the number of shares covered to 1,000,000 shares. The 1993 Plan provides no options may be granted after July 15, 2003. The 1993 Plan is similar in all respects to the 1988 Stock Option Plan described above.

     On June 29, 1995 ATC adopted a new stock option plan (the "1995 Plan") to replace Aurora's 1987 Stock Option Plan, except that the shares covered by the new plan are limited to 81,750. These options were granted to Morry Rubin, in replacement of Aurora's options previously held, at an exercise price of $5.32 per share and expire January 2004.


     As of February 28, 1997, ATC has options outstanding to purchase 720,340 shares (under the 1988, 1993 and 1995 Plans and for grants outside of the Plans) at exercise prices ranging from $1.88 per share to $17.00 per share. As of February 28, 1997, options to purchase 457,550 shares of ATC's Common Stock are currently exercisable.

Conflicts of Interest; Limitation of Directors' Liability; Indemnification

     Certain of the Company's officers and directors are officers, directors and/or employees of other companies. Accordingly, possible conflicts of interest may arise in the future in connection with the performance of their duties. Such potential conflicts of interest may include, among other things, time, effort and corporate opportunity. As no policy has been established by ATC for the resolution of any such conflicts, ATC may be adversely affected should they choose to place their other business interests before that of ATC.

     As permitted by the Delaware General Corporation Law, ATC's Certificate of Incorporation provides that a director of ATC will not be personally liable to ATC or its Stockholders for monetary damages for breach of the fiduciary duty of care as a director, except under certain circumstances including breach of the director's duty of loyalty to ATC or its Stockholders or any transaction from which the director derived an improper personal benefit.

     ATC's by-laws provide for the indemnification of ATC's officers and directors to the fullest extent permitted by Delaware law. In this respect, ATC has entered into indemnification agreements with its officers and directors to hold them harmless and to indemnify each person from and against all fines, amounts paid in settlements and expenses, including attorneys' fees incurred as a result of or in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative or investigative, by reason of the fact that the person was a director and/or officer of ATC or served any other corporation in any capacity at the request of ATC, in the manner and to the extent permitted by law.

     ATC has been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Laws, that such provisions are against public policy as expressed in the Securities Laws and are therefore unenforceable.

Certain Relationships and Related Transactions

     Effective June 29, 1995, ATC and its parent, Aurora were merged pursuant to an agreement approved by the majority of shareholders of each company, with ATC as the surviving corporation (the "Aurora Merger"). Prior to the Aurora Merger, Aurora was a holding company which owned approximately 57% of ATC's outstanding Common Stock and had substantially no other assets. Under the terms of the merger, each outstanding share of Aurora Common stock was exchanged for .545 shares of ATC Common Stock. ATC issued 3,341,356 shares of ATC Common Stock in exchange for 6,131,104 shares of Aurora's common stock, and issued options and warrants entitling the holders thereof to purchase up to 604,950 shares of ATC Common Stock upon exercise in replacement of previously outstanding options and warrants to purchase Auror's common stock. ATC common shares held by Aurora of 3,258,000 were canceled. Actual common shares outstanding increased by 83,356 shares. As a result of the Aurora Merger, ATC utilized Aurora's net operating loss carry forward to reduce its taxable income and accordingly recorded a one-time reduction in income tax expense of approximately $350,000 ($.05 per share) in fiscal 1996. Certain officers and directors of ATC were stockholders of Aurora and participated in the merger on a consistent basis with all Aurora security holders.

     ATC has in the past, and may in the future,  enter into  transactions  with officers, directors and other affiliates which may be deemed to be non-arms-length transactions (i.e. transactions between related parties). Any new transactions would be approved by a majority of disinterested Board of Directors and would be expected to be made on terms no less favorable to ATC than could be arranged with independent third parties. All material transactions during the past three years between ATC and Aurora are set forth above.

                                    AUDITORS

     The firm of Deloitte & Touche LLP, independent certified public accountants, is expected to be appointed to continue making the annual audit of the financial statements of the Company for the upcoming 1998 fiscal year. Deloitte & Touche LLP performed the audit services for the 1997 fiscal year ended February 28, 1997. It is not expected that a representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders.

               STOCKHOLDERS PROPOSALS FOR THE NEXT ANNUAL MEETING

     No proposals by stockholders have been submitted to the Company to be considered at the Annual Meeting of Stockholders. All proposals by stockholders to be considered at the next Annual Meeting of Stockholders should be submitted to the Company as soon as practicable but no later than May 15, 1998.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business which will be presented for consideration at the Annual Meeting.


              AVAILABILITY OF SECURITIES AND EXCHANGE COMMISSION'S
                                    FORM 10-K

     THE COMPANY'S REPORT FOR ITS FISCAL YEAR ENDED FEBRUARY 28, 1997, ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE TO THE STOCKHOLDERS UPON WRITTEN REQUEST. SUCH MATERIAL CAN BE OBTAINED BY WRITING TO ATC GROUP SERVICES INC., ATTENTION: SHAREHOLDER RELATIONS, 104 EAST 25TH STREET, 10TH FLOOR, NEW YORK, NY 10010.

                          ANNUAL REPORT TO STOCKHOLDERS

     A copy of the Company's 1997 Annual Report for the fiscal year ended February 28, 1997, accompanies this Proxy Statement.


                                                       ATC GROUP SERVICES INC.


Dated:  September 4, 1997                              Morry F. Rubin, President

                  ATC GROUP SERVICES INC. - 1997 ANNUAL MEETING
                   To be held on October 8, 1997 at 10:00 A.M.
           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned stockholder of ATC Group Services Inc., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated September 4, 1997 and hereby onstitutes and appoints Morry F. Rubin and George Rubin or either of them acting singly in the absence of the other, with a power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of the Company held by the undersigned at the Annual Meeting of Stockholders of the Company to be held at The Williams Club located at 24 East 39th Street, New York, N.Y. 10016, on October 8, 1997 at 10:00 A.M. local time and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

1.       The election of the five directors nominated by the Board of Directors.

FOR all nominees listed below (except            WITHHOLD AUTHORITY to vote
as indicated below),                             for all nominees listed below,
please check here  [ ]                           please check here [ ]


 George Rubin                    Morry F. Rubin        Richard L. Pruitt
 Richard S. Greenberg, Esq.      Julia S. Heckman

To withhold authority to vote for any individual nominee or nominees write such nominee's or nominees' name(s) in the space provided

               __________________________________________________

2. In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors favors a "FOR" designation for proposal 1. This proxy when properly executed will be voted as directed. If no direction is indicated, the proxy will be voted for the election of the five named individuals as directors.

Dated __________________________________1997

_________________________________________(L.S.)

_________________________________________(L.S.)

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States. PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.

                                LESTER MORSE P.C.
                         111 Great Neck Road, Suite 420
                              Great Neck, NY 11021
                            Telephone (516) 487-1446
                            Telecopier (516) 487-1452



                                September 5, 1997




Securities & Exchange Commission
450 Fifth Street NW
Washington, DC 20549

Re:      ATC Environmental Inc.
         File No. 1-10583
         Proxy Statement

Gentlemen:

         In accordance with Regulation 14a-6(b), we are hereby electronically filing the Definitive Proxy Statement and Proxy of the above captioned corporation. Preliminary copies of the Proxy Statement and Proxy were not previously filed since the Proxy Statement relates solely to the election of
directors.   The Definitive Annual Report will be mailed to your office together with a copy of the Performance Graph. It is anticipated that the proxy materials will be sent to stockholders on or about September 5, 1997.

                                                              Very truly yours,

                                                              LESTER MORSE P.C.

SM:sg                                                         Steven Morse